UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

BSQUARE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-27687	91-1650880
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 110th Avenue NE, Suite 200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-519-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2006, BSQUARE Corporation (the "Company") and Mr. Donald Bibeault, the Chairman of the Company’s Board of Directors, agreed to terminate the Company’s consulting agreement with Mr. Bibeault effective September 30, 2006.

Pursuant to the consulting agreement, Mr. Bibeault has provided the Company with onsite consulting services since July 2003, when he was appointed to the Company’s Board of Directors. Prior to that, during the second quarter of 2003, the Company had engaged Bibeault & Associates, of which Mr. Bibeault serves as the President, as turnaround consultants. Mr. Bibeault is currently paid the sum of $8,000 per month for his consulting services.

Mr. Bibeault will continue to serve as the Chairman of the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

July 5, 2006	By:	Scott C. Mahan

Name: Scott C. Mahan
Title: Chief Financial Officer